EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated February 3, 1999, accompanying the consolidated financial statements of ONTRACK Data International, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

                                                      /s/ GRANT THORNTON LLP

Minneapolis, Minnesota
September 27, 1999